Exhibit 10.9

EQUITY PLEDGE AGREEMENT

by and among

SHANGHAI JUNLI AIR SERVICE CO., LTD.

SUZHOU EZTRIPMART BUSINESS SERVICES CO., LTD.

and

SHANGHAI EZTRIPMART TRAVEL AGENCY CO., LTD.

Dated as of March 27, 2009

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of March 27, 2009 by and among the following parties:

1.

Shanghai Junli Air Service Co., Ltd. (“Pledgor”)

Registered Address:

Suite 503, 394-8 Yan’an Road West, Jing An District, Shanghai

Legal Representative:

Ying Deng

2.

Suzhou EZTripMart Business Services Co., Ltd. (“Pledgee”)

Registered Address:

Suite 201, 1 Venture House, Modern Industrial Square Phase II, 333 Xing Pu Road, Suzhou Industrial Park, Suzhou

Legal Representative:

Shu Keung Chui

3.

Shanghai EZTripMart Travel Agency Co., Ltd. (“Company”)

Registered Address:

13/F, 200, Tai Cang Road, Lu Wan District, Shanghai

Legal Representative:

Ying Deng

Each party shall be referred to herein individually as a “Party” and collectively as “Parties”.

WHEREAS:

(1)

Pledgor is the lawful registered shareholder of the Company owning all of the equity interests in the Company as set forth in Exhibit 1 as of the date hereof (“Company Equity”).

(2)

The Parties hereto entered into an Option Agreement dated as of March 27, 2009 (the “Option Agreement”), pursuant to which Pledgor shall, upon Pledgee’s request and to the extent permitted by PRC law, transfer or cause the Company to transfer to Pledgee and/or any other entity or person it shall designate all or part of the equity interests in the Company owned by Pledgor or all or part of the Company’s assets.

(3)

The Company and Pledgee entered into a Technical and Management Consulting Services Agreement dated as of March 27, 2009 (the “Services Agreement”), pursuant to which the Company shall exclusively engages Pledgee for the provision of certain technical and management consulting services and accordingly pay services fees with respect to such services to Pledgee.

(4)

The Company and Pledgee entered into an Intellectual Property Assignment and License Agreement dated as of March 27, 2009 (the “License Agreement”), pursuant to which Pledgee shall, among other things, grant the Company a license to use certain trademarks and software, and Pledgor accordingly agrees to pay the relevant license fees to Pledgee.

(5)

As a guarantee for the performance by Pledgor and the Company of the Secured Obligations (as defined below), and as a collateral for the payment of the Secured Obligations (as defined below), Pledgor hereby agrees to pledge all the Company Equity of Pledgor to Pledgee with a first-priority right of claim, and the Company accepts said equity pledge arrangement.

NOW THEREFORE, the Parties hereby agree as follows:

Article 1

Definition

1.1

As used herein, the following terms shall have the following meanings unless the context shall otherwise require:

“Secured Obligations”: all of the contractual obligations of Pledgor under the Option Agreement; all the contractual obligations of the Company under the Option Agreement, Services Agreement and License Agreement; all the contractual obligations of Pledgor and the Company under this Agreement; and all of the direct, indirect, expectancy and consequential losses incurred by Pledgee arising out of any Events of Default (as defined below) by Pledgor and/or the Company, the amount of which shall be determined by Pledgee in its sole discretion to the extent permitted by PRC Law, and by which Pledgor agrees to be bound; and all costs incurred by Pledgee in connection with the enforcement of the specific performance of Pledgor and/or the Company’s obligations under the Transaction Documents and this Agreement.

“Transaction Documents”: collectively, the Option Agreement, Services Agreement and License Agreement.

“Events of Default”: any of the following: (i) breach of any obligations under the Option Agreement, Services Agreement and/or this Agreement by Pledgor; (ii) breach of any obligations under the Option Agreement, Services Agreement, License Agreement and/or this Agreement by the Company; or (iii) any provision of any Transaction Document and/or this Agreement becomes invalid or unenforceable due to change of  PRC Law, promulgation of a new PRC Law or any other reason, and Pledgee is unable to provide for an alternative arrangement to effectuate the purpose of said affected provisions under the Transaction Instrument.

“Pledged Equity”: all of the Company Equity as lawfully owned by Pledgor to be pledged to Pledgee as collateral for the satisfaction of the Secured Obligations by Pledgor and the Company in accordance with this Agreement, together with any amount of capital increase and dividends.

“PRC Law”: laws, regulations, rules, local regulations, judicial interpretations, and other binding regulatory documents of the People’s Republic of China then in effect.

1.2

References to PRC Laws herein shall be deemed: (i) including references to modification, change, amendment and restatement of said PRC Laws; and (ii) including references to other decisions, notices and rules as issued or validated in accordance with the PRC Laws.

1.3

Except otherwise specified herein, articles, clauses and paragraphs referred to herein shall refer to relevant provisions of this Agreement.

Article 2

Equity Pledge

2.1

Pledgor hereby agrees to pledge to Pledgee the Pledged Equity, which it lawfully owns and has the right of disposal, as collateral for the satisfaction of the Secured Obligations in accordance of this Agreement. The Company hereby consents to the pledge of the Pledged Equity by Pledgor in accordance with this Agreement.

2.2

Pledgor covenants that it shall record the equity pledge arrangement hereunder (the “Equity Pledge”) in the register of shareholders of the Company on the date of the execution of this Agreement, and shall complete the registration of the Equity Pledge at the administration for industry and commerce authority where the Company is registered as soon as possible.

2.3

During the term of this Agreement, Pledgee shall not be liable for the decrease of value of the Pledged Equity, nor shall Pledgor have recourse or claim of any kind against Pledgee with respect thereto, except to the extent such decrease of value is due to Pledgee’s intentional acts or a direct result of Pledgee’s gross negligence.

2.4

Subject to Article 2.3, should any substantial decrease of the value of Pledged Equity having a material adverse effect on Pledgee’s rights become probable, Pledgee may auction off or sell the Pledged Equity at any time on behalf of Pledgor, and upon mutual agreement with Pledgor apply the proceeds from such sale to the satisfaction of the Secured Obligations or deposit such proceeds in escrow at the notary public office where Pledgee is located (any cost incurred in connection therewith shall be solely borne by Pledgee). In addition, Pledgor shall, upon Pledgee’s request, provide other properties as collateral.

2.5

Upon the occurrence of any Events of Default, Pledgor shall have the right to dispose of the Pledged Equity in accordance with Article 4 hereof.

2.6

Pledgor may increase the capital contribution of the Company only with the prior consent of Pledgee. Contribution to the increased registered capital of the Company made by Pledgor in connection with such capital increase shall also constitute the Pledged Equity.

2.7

Subject to the prior consent of Pledgee, Pledgor may be entitled to dividends or distributions in respect of the Pledged Equity. Pledgor agrees that during the term of the Equity Pledge, any dividends or distributions in respect of the Pledged Equity shall constitute the Pledged Equity to be first applied toward the satisfaction of the Secured Obligations, which amount shall be transferred by the Company to the bank account designated by Pledgee subject to the control of Pledgee.

2.8

Upon the occurrence of any Events of Default, Pledgee shall have the right to dispose of any Pledged Equity of Pledgor in accordance with this Agreement.

Article 3

Cancellation of Pledge

3.1

Upon full and complete discharge of all Secured Obligations by Pledgor and the Company, or upon the full and complete payment of the Secured Obligations, Pledgee shall cancel the Equity Pledge hereunder as requested by Pledgor, and shall assist with Pledgor to remove the Equity Pledge registration in the Company’s register of shareholders and at the relevant administration for industry and commerce. Reasonable costs incurred in connection with the cancellation of the Equity Pledge shall be borne by Pledgor.

Article 4

Disposal of Pledged Equity

4.1

The Parties hereby agree that in the event of any Events of Default, Pledgee shall, upon giving written notice to Pledgor, have the right to exercise all rights and powers of remedies available to it under the PRC Laws, Transaction Documents and provisions of this Agreement, including, but not limited to, auctioning off or selling the Pledged Equity in accordance with then-effective laws and regulations for a first-priority repayment. Pledgee shall not be responsible for any loss incurred by Pledgor or the Company arising out of the reasonable exercise of such rights and power.

4.2

Pledgee shall have the right to appoint in writing its attorney or other agent to exercise any or all of the abovementioned rights and powers; neither Pledgor nor the Company shall have the right to contest such appointment.

4.3

Reasonable costs incurred in connection with the exercise of any or all of the above rights and powers by Pledgee shall be borne by Pledgor, which actual costs may be deducted by Pledgee from the proceeds obtained from its exercise of rights and powers.

4.4

Proceeds derived from Pledgee’s exercise of rights and power shall be applied in the order as follows:

a.

to pay for all costs arising out of the disposal of the Pledged Equity and Pledgee’s exercise of rights and power, including, but not limited to, court fees, attorneys’ fees and agent commissions;

b.

to pay applicable taxes arising from the disposal of the Pledged Equity; and

c.

to satisfy the Secured Obligations of Pledgee.

Any remaining balance after the above payments shall be returned to Pledgor or placed in escrow at such other persons entitled to such amount in accordance with the relevant laws and regulations, or at the notary public office where is Pledgee located (any cost incurred in connection therewith shall be borne by Pledgor).

4.5

Pledgee has the right to seek any or all of its remedies concurrently or separately (in any order). Pledgee may exercise its rights to auction off or sell the Pledged Shared hereunder without having to first seek other remedies.

Article 5

Costs and Expenses

5.1

Except otherwise expressly provided herein, all costs and expenses actually incurred in connection with the effectuation of the Equity Pledge hereunder, including, but not limited to, stamp duty and any other taxes and all legal fees and costs, shall be borne by each Party who incurred them respectively.

Article 6

Continuance and Non Waiver of Rights

6.1

The Equity Pledge created hereunder shall be a continuing obligation, which shall be effective until such time as the Secured Obligations has been fully satisfied. No waiver of any Pledgor’s breach or extension of Pledgor’s performance by Pledgee or delay of Pledgee in exercising any of its rights hereunder or under Transaction Documents shall affect Pledgee’s right to compel Pledgor to specifically perform this Agreement and the Transaction Documents thereafter, nor shall it affect any right of claim or cause of action to which Pledgee shall be entitled arising out of Pledgor’s breach of the Transaction Documents and/or this Agreement.

Article 7

Representations and Warranties of Pledgor

Pledgor hereby makes the following representations and warranties to Pledgee:

7.1

Each of Pledgor and the Company is a limited liability company duly organized and validly existing under PRC Laws having the status of an independent legal person; Each of Pledgor and the Company has all necessary power and legal authority to execute, deliver and perform its obligations under this Agreement, and has the power to independently participate in legal proceedings as a party.

7.2

All reports, documents and information provided by Pledgor or the Company to Pledgee with respect to Pledgor and all the matters required by this Agreement are true and accurate in all material aspects.

7.3

As of the date of effectiveness of this Agreement, Pledgor is the sole lawful owner of the Pledged Equity, and there is no existing dispute with respect to ownership of the Pledged Equity. Pledgor has the right to dispose of all or any part of the Pledged Equity.

7.4

The Pledged Equity is free and clear of any security interest, third party rights, and any other encumbrances or restrictions, except the security interest created thereon pursuant to the terms hereof and rights created under the Transaction Documents.

7.5

The Pledged Equity may be pledged and transferred legally, and Pledgor has the full right and power to pledge the Pledged Equity to Pledgee pursuant to provisions hereof.

7.6

Each of Pledgor and the Company has the full power and authorization to execute and deliver this Agreement and any other documents related to the transaction contemplated hereby, and to enter into the transactions contemplated hereby. This Agreement when duly executed by Pledgor and the Company shall constitute legal, valid and binding obligations of Pledgor and the Company.

7.7

All third party consents, license, waiver, authorizations or any governmental approval, consent, exemption, or any registration or filing procedures (if required by law) at government authorities as necessary for the execution of this Agreement and the performance of the Equity Pledge hereunder have been obtained or processed (subject to provisions of Article 2.2), and will remain valid during the term hereof.

7.8

The execution and performance of this Agreement by Pledgor and the Company does not violate or contravene with any applicable laws or any agreement judgment, arbitral award or administrative decision to which Pledgor is a party or its assets may be subject.

7.9

The Equity Pledge hereunder shall constitute a first-priority security interest in the Pledged Equity.

7.10

There is no action, legal proceeding or claim against Pledgor or the Company, its assets, or Pledged Equity before or by any court, arbitration tribunal, governmental authority, or administrative authority, now pending or, to the knowledge of Pledgor or the Company, contemplated, that would result in material or adverse effect on the financial conditions of Pledgor or the Company or their ability to perform their obligations and guarantees hereunder.

7.11

Pledgor hereby undertakes to Pledgee that the above representations and warranties shall be and shall remain true and accurate, and shall be fully complied with, in any circumstance or at any time prior to the full satisfaction of the Secured Obligations.

Article 8

Covenants of Pledgor

 Pledgor hereby covenants to Pledgee as follows:

8.1

Without the prior written consent of Pledgee, Pledgor shall not create or permit to be created any additional pledge or any other secured interest on the Pledged Equity. Any such pledge or any secured interest created on all or part of Pledged Equity without the prior written consent of Pledgee shall be null and void.

8.2

Without prior written notice to and prior written consent of Pledgee, Pledgor shall not assign the Pledged Equity. Any such attempted assignment of the Pledged Equity shall be held invalid. Payment with respect to the assignment of Pledged Equity by Pledgor shall be first used for the satisfaction of the Secured Obligations or placed in escrow at a third party appointed by Pledgee.

8.3

Pledgor covenants that in the event of any action, arbitration or other claim that may adversely affect the interests of Pledgor or Pledgee under the Transaction Documents and this Agreement or the Pledged Equity, it shall timely give written notice to Pledgee as soon as practicable, and shall upon Pledgee’s reasonable request take all necessary measures to secure Pledgee’s interests in Pledged Equity.

8.4

Pledgor covenants that it will complete the registration procedures of extension of the Company’s business term within 3 months before the expiration thereof so as to maintain the continuing force and effect of this Agreement.

8.5

Pledgor shall not take or permit the taking of any act or action that may adversely affect the interest of Pledgee under the Transaction Documents and this Agreement or the Pledged Equity, including, but not limited to, any act or action prohibited by Article 8 hereof.  Pledgor hereby waives the first right of refusal with respect to any disposal of the Pledged Equity by Pledgee pursuant to Article 4 hereof.

8.6

Pledgor covenants that it will take all measures to effectuate any transfer of Pledged Equity arising out of the exercise of pledge rights hereunder.

8.7

Pledgor covenants that at the reasonable request of Pledgee, it will take all necessary measures and execute all necessary documents, including, but not limited to, any supplemental agreement to this Agreement, to secure Pledgee’s rights in respect of the Pledged Equity and ensure Pledgee’s exercise and carrying-out of such rights.  Pledgor shall ensure that the procedures for convening any shareholders’ meeting or board meeting of the Company for the purpose of the execution of this Agreement, creation of the pledge, and exercise of pledge rights and any resolutions adopted thereat in form and substance do not contravene with any laws, administrative regulations and Articles of Association of the Company.

Article 9

Covenants of the Company

9.1

To the extent that any necessary third party’s consent, license, waiver, authorization or any governmental approval, license, exemption, or any registration or filing (if required by laws) with government authorities is required in connection the execution and performance of this Agreement and the Equity Pledge, the Company shall use its best efforts to assist in the obtaining thereof and to maintain its validity thereof during the term hereof.

9.2

Without the prior written consent of Pledgee, the Company shall not assist or permit Pledgor to create any additional pledge or any other secured interest on the Pledged Equity.

9.3

Without the prior written consent of Pledgee, the Company shall not assist or permit Pledgor to transfer the Pledged Equity.

9.4

The Company covenants that in the event of any action, arbitration or other claim which may adversely affect the Company, the Pledged Equity or Pledgee’s interests under the Transaction Documents and this Agreement, it shall timely give written notice to Pledgee as soon as practicable, and shall, upon Pledgee’s reasonable request, take all necessary measures to secure Pledgee’s interests in the Pledged Equity.

9.5

The Company covenants that it will complete the registration procedures of extension of the Company’s business term within 3 months before the expiration thereof so as to maintain the continuing force and effect of this Agreement.

9.6

The Company shall not take or permit the taking of any act or action that may adversely affect the interest of Pledgee under the Transaction Documents and this Agreement or the Pledged Equity, including, but not limited to, any act or action prohibited by Article 9 hereof.

9.7

The Company covenants that at the reasonable request of Pledgee, it will take all necessary measures and execute all necessary documents, including, but not limited to, any supplemental agreement to this Agreement, to secure Pledgee’s rights in respect of the Pledged Equity and ensure Pledgee’s exercise and carrying-out of such rights.

9.8

The Company covenants that it will take all measures to effectuate any transfer of Pledged Equity arising out of the exercise of pledge rights hereunder.

Article 10

Change of Circumstances

10.1

Additionally, to the extent not contrary to any other provisions of the Transaction Documents and this Agreement, if at any time Pledgee considers maintaining this Agreement in force and effect, maintaining the effectiveness of the pledge rights hereunder and/or disposing of the Pledged Equity in a manner as provided in this Agreement would be illegal or otherwise contravene PRC Laws as a result of any enactment or change of PRC Laws, or change of interpretation or application of PRC Laws, or change of relevant registration procedures, Pledgor and the Company shall immediately take any action and/or execute any agreement or other instruments pursuant to written instruction and reasonable request of Pledgee, so as to:

(a)

keep in force and effect this Agreement and the pledge rights hereunder;

(b)

facilitate the disposal of the Pledged Equity in the manner as provided in this Agreement; and/or

(c)

maintain or bring into fruition the security interest created or attempted to be created hereunder.

Article 11

Effectiveness and Term of this Agreement

11.1

This Agreement shall come into effect upon satisfaction of the following conditions:

(a)

this Agreement has been duly executed by the Parties; and

(b)

the Equity Pledge hereunder has been duly recorded on the register of shareholders of the Company.

In connection with the execution of this Agreement, Pledgor shall deliver to Pledgee evidence of the recordation of the Equity Pledge on the abovementioned register of shareholders in the form satisfactory to Pledgee.

11.2

The term of this Agreement shall continue until such time when the Secured Obligations are fully satisfied.

Article 12

Notice

12.1

Any notice, claim, request, and other communication required by or made pursuant to this Agreement shall be delivered to relevant Parties in writing.

12.2

Any such notice or communication shall be deemed given, if by facsimile, upon transmission; if by personal delivery, upon receipt by the addressee; if by mail, 5 business days after post.

Article 13

Miscellaneous

13.1

To the extent not in violation of PRC Laws and the provisions of this Agreement, Pledgee may assign to any third party its rights and/or obligations hereunder upon giving notice to Pledgor and the Company; however, neither Pledgee nor the Company shall assign its rights, obligations or liabilities to any third party without the prior written consent of Pledgee. Any successor or permitted transferee (if any) of Pledgor and the Company shall continue to perform the respective obligations of Pledgor and the Company hereunder.

13.2

This Agreement shall be executed in four (4) originals in Chinese language. One original shall be retained by each Party hereto and one original shall be filed with the administration for industry and commerce authority where the Company is registered for application of the registration of the Equity Pledge hereunder.

13.3

The execution, effectiveness, performance, modification, interpretation and termination of this Agreement shall be governed by PRC Laws.

13.4

Any dispute arising out of or relating to this Agreement shall be resolved through friendly consultation by the Parties. If the Parties are unable to resolve such dispute within thirty (30) days of the dispute, the Parties shall submit such dispute to China International Economic and Trade Arbitration Commission Shanghai Commission for arbitration in accordance with its rules then in effect. The arbitratral award shall be final and binding upon each Party.

13.5

Each Party’s rights, power and remedies under any provision hereof shall not preclude any other rights, power and remedies to which such Party may be entitled under laws or other provision hereof. The exercise of rights, power and remedies by each Party shall not exclude its exercise of other rights, power and remedies to which it may be entitled.

13.6

Any waiver or delay of a Party in exercising any of its right, power and remedy at law or under this Agreement (“Party’s Remedies”) shall not constitute a waiver of such Party’s Remedies, and any waiver of a particular Party Remedy or part of Party’s Remedies shall not preclude such Party’s exercise of Party’s Remedies in any other manner or of other Party’s Remedies.

13.7

Headings contained herein are for convenience of reference only and shall be in no event used for or affect the interpretation of the provisions hereof.

13.8

Each provision of this Agreement shall be severable and independent from other provisions. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.9

Any modification of or amendment to this Agreement shall be made in writing. Except for Pledgee’s assignment of its rights hereunder pursuant to Article 13.1 hereof, any modification of or amendment to this Agreement shall become effective only upon duly execution by each Party. If any modification of or amendment to this Agreement is subject to the obtaining of any permit from, and/or filing or registration with, any governmental authority pursuant to laws, each Party shall duly obtain such permit and/or effect such filing or registration.

13.10

Subject to Article 13.1, this Agreement shall be binding upon each Party’s legal successors.

13.11

Concurrently with the execution of this Agreement, Pledgor shall execute a power of attorney in the form of Exhibit 2 (“Power of Attorney”) to authorize any person designated by Pledgee (“Agent”) to execute on its behalf any and all legal documents in connection with Pledgee’s exercise of its rights hereunder pursuant to this Agreement. Such Power of Attorney shall be retained by Pledgee, who may submit it to the relevant governmental authorities at any time when necessary. If and when (and only if and when) Pledgee notifies Pledgor in writing of a change of Agent, Pledgor shall immediately revoke the authority of current Agent and authorize the other Agent then designated by Pledgee to execute all legal documents in connection with Pledgee’s exercise of its rights hereunder pursuant to this Agreement on its behalf. The new Power of Attorney when made shall supersede the original. Unless pursuant to the foregoing provision, Pledgor shall not otherwise revoke Power of Attorney granted to any Agent.

Notwithstanding the foregoing, Pledgor shall timely execute any document or take any action in connection with Pledgee’s exercise of its rights hereunder to the extent it is required to do so by PRC Laws, Articles of Association of the Company, or relevant governmental authorities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 [Signature Page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

Shanghai Junli Air Service Co., Ltd.

(Seal)

Signed By:/s/ Deng Ying
Name: Deng Ying
Title:

Suzhou EZTripMart Business Services Co., Ltd.

(Seal)

Signed By:/s/ Shu Keung Chui
Name: Shu Keung Chui
Title:

Shanghai EZTripMart Travel Agency Co., Ltd.

(Seal)

Signed By:/s/ Deng Ying
Name: Deng Ying
Title:

Exhibit 1

Basic Information of the Company

Name:

Shanghai EZTripMart Travel Agency Co., Ltd.

Registered Address:

13/F, 200 Taicang Road, Lu Wan District, Shanghai

Registered Capital:

RMB20,000,000

Legal Representative:

Ying Deng

Equity Ownership Structure:

Name of Shareholder	Contribution to the Registered Capital	Percentage of Contribution	Method of Contribution
Shanghai Junli Air Service Co., Ltd.	RMB20,000,000	100%	Cash
Total			/

Exhibit 2

Form of Power of Attorney

The undersigned, being the sole shareholder of Shanghai EZTripMart Travel Agency Co., Ltd., hereby irrevocably appoint ___________ (ID No.: _________) as the authorized agent of our company to execute all necessary or applicable legal documents in connection with the exercise by Suzhou EZTripMart Business Services Co., Ltd. of its rights under the Equity Pledge Agreement, dated March 27, 2009, by and among it, Shanghai EZTripMart Travel Agency Co., Ltd. and us.

Shanghai Junli Air Service Co., Ltd. (Seal) By: ____________________________________ Deng Ying Legal Representative Date: